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                        -- CIBER, INC. NEWS RELEASE --

For Immediate Release                                  Contact:
                                                       Kara Kennedy
                                                       Shareholder Relations
                                                       303/220-0100

                             CIBER ANNOUNCES MERGER
                             WITH THE CONSTELL GROUP

     Englewood, Colorado -- October 27, 1997 -- CIBER, Inc. (NYSE - CBR) announced today that privately-held The Constell Group, Inc. ("Constell"), a provider of information technology and project management services headquartered in Elmwood Park, NJ, has merged into CIBER.

     "David Shaw and Karen Kalajian Shaw have built a terrific consulting company," said Mac Slingerlend, CIBER's President/Chief Operating Officer. "They are enthusiastic about the advantages of combining their operations with CIBER. Constell's well-known project management training and methodology, "PROJEX," will add even greater skill level to Spectrum Technology Group, our senior level consulting group," Continued Mr. Slingerlend.

     The Constell Group provides IT consulting services to major corporations in the New York/New Jersey market. Constell employs 100 consultants and generates annualized revenues of approximately $14 million. The combination will be accounted for as a pooling of interests.

     CIBER, Inc. is a nationwide provider of information technology consulting services. Through our nearly 4,000 employees operating out of over 50 branch offices in over 20 states, plus our foreign operations, CIBER offers services to our clients in four principal areas: information technology consulting services (including Year 2000 conversions), package software implementation services, management consulting for "business/IT" problems and LAN/WAN consulting services.

     "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Forward-looking statements involve risks and uncertainties that could cause actual results to vary materially from such statements. Please refer to discussions of certain of these risks and uncertainties in the Company's Annual Reports, 10-Ks, 10-Qs and other Securities and Exchange Commission filings.

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        CIBER, INC., 5251 DTC PARKWAY, SUITE 1400, ENGLEWOOD, CO 80111
                             HTTP://WWW.CIBER.COM